Exhibit 10.04

Membership Interest Pledge Agreement

This MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Agreement”) is entered into as of May 20, 2016 (the “Effective Date”) by and between Notis Global, Inc., a Nevada corporation (“Company”), and Chicago Venture Partners, L.P., a Utah limited partnership (the “Pledgor”).

A.          Pursuant to the terms and conditions of that certain Securities Purchase Agreement of even date herewith by and between the Pledgor and Company (the “Purchase Agreement”), the Pledgor has issued to Company a series of eight (8) Secured Investor Notes, each in the principal amount of $125,000.00 (collectively, the “Notes”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

B.          The Pledgor has agreed to pledge a 60% membership interest in Typenex Medical, LLC, an Illinois limited liability company (“Typenex Medical”), to secure the Pledgor’s performance of its obligations under all of the Notes.

C.          Company is willing to accept the Notes only upon receiving the Pledgor’s pledge of such membership interest as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Grant of Security Interest. The Pledgor hereby pledges to Company as collateral and security for the Secured Obligations (as defined in Section 2) a 60% membership interest in Typenex Medical (the “Pledged Interest”). Company shall have the right to exercise the rights and remedies set forth herein and in the Notes if a Payment Default (as defined in the Notes) shall occur. Such Pledged Interest, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, are hereinafter referred to collectively as the “Collateral”.

2.          Secured Obligations. During the term hereof, the Collateral shall secure the performance by the Pledgor of all of its payment obligations under each and every one of the Notes (the “Secured Obligations”).

3.          Perfection of Security Interests. The Pledgor hereby authorizes Company to file and record, as the Pledgor’s attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement, or other paper that may be necessary in order to create, preserve, perfect or validate any security interest or to enable Company to exercise and enforce its rights hereunder with respect to any of the Collateral.

4.          Representations and Warranties of the Pledgor. The Pledgor represents and warrants hereby to Company as follows with respect to the Pledged Interest.

4.1.          The Pledgor has the requisite power and authority to enter into this Agreement, to pledge the Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

4.2.          Title. The Pledgor is the sole owner of the Pledged Interest, having good and marketable title thereto; provided, however, that the Pledged Interest may be subject to other liens and encumbrances. The Pledged Interest is subject to the applicable transfer restrictions which may be imposed under the operating agreement of Typenex Medical or other governing documents of Typenex Medical or applicable federal and state securities laws.

2

4.3.          Binding Effect. The execution, delivery and performance by such Pledgor of this Agreement and the pledge of the Collateral hereunder have been duly and properly authorized and do not and will not result in any material violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to such Pledgor.

4.4.          This Agreement constitutes the legal, valid and binding obligation of the Pledgor enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.5.          The Pledgor is the direct and beneficial owner of all Pledged Interest.

4.6.          All of the Pledged Interests have been duly authorized, validly issued and, to the extent such concept is applicable, are fully paid and nonassessable.

4.7.          This Agreement creates and grants a valid lien on and perfected security interest in the Collateral.

4.8.          None of the Pledged Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

4.9.          There are no pending or, to the best of each Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.

4.10.         No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by any Pledgor for the pledge of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

4.11.         No notification of the pledge evidenced hereby to any Person is required.

4.12.         The Pledged Interests constitute the indicated percentage of the issued and outstanding limited liability company interests of Typenex Medical set forth in the recitals above.

4.13.         As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any Pledged Interests and no indebtedness or other security convertible into any Pledged Interests.

5.          Preservation of the Value of the Collateral. The Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

6.          Collection of Distributions and Interest. During the term of this Agreement and so long as no Payment Default has occurred and is continuing under any of the Notes, the Pledgor is authorized to collect all distributions, interest payments, and other amounts that may be, or may become, due on any of the Collateral.

3

7.          Voting Rights. Unless and until Company has rightfully exercised its rights under this Agreement to foreclose its security interest in the Collateral, the Pledgor shall have the right to exercise any voting rights evidenced by, or relating to, the Collateral.

8.          Company Not a Member or Partner. The pledge of the Pledged Interest hereunder does not, in and of itself, constitute an assignment of any rights or obligations of the Pledgor as a member in or of Typenex Medical. Company is not, in any manner or respect, a member, partner or joint venturer in or with Typenex Medical.

9.          Remedies upon Default. Upon the occurrence and during the continuance of a Payment Default under any of the Notes (“Event of Default”), Company may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under applicable law (irrespective of whether such applies to the affected items of Collateral). The Pledgor agrees that, to the extent notice of sale shall be required by law, at least fifteen (15) calendar days’ notice to the Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification.

10.         Termination of Agreement and Security Interests. Company covenants and agrees that on the earlier of (i) the date on which all of the Notes are repaid in full and (ii) at Pledgor’s option, the date that is six (6) months and three (3) days following the Effective Date, or such later date as specified by the Pledgor in its sole discretion (the “Termination Date”), this Agreement and all security interests granted hereunder with respect to the Collateral shall terminate (and all such security interests shall be deemed released). At the Termination Date, Pledgor, as Company’s attorney-in-fact, shall be authorized to terminate all UCC Financing Statements (Form UCC1) (each a “Financing Statement”) filed hereunder by way of filing a UCC Financing Statement Amendment (Form UCC3) with respect to each such Financing Statement, and to take all other action (including making all filings) necessary to reflect that this Agreement and the security interests granted hereunder have terminated. Any portion of the Collateral held by or on behalf of Company shall be returned to the Pledgor within five (5) business days of the Termination Date and Company shall timely execute and deliver to the Pledgor, and file and/or record, as necessary, all such documents as the Pledgor shall reasonably request to evidence the termination of this Agreement and all security interests granted hereunder and the return of the Collateral to the Pledgor. Notwithstanding any other provision contained herein, all provisions of this Agreement that by their nature are intended to survive the termination of this Agreement shall survive the termination of this Agreement.

11.         Substitution of Collateral. Notwithstanding anything to the contrary herein, the Pledgor may, in the Pledgor’s sole discretion, add additional collateral to the Collateral and/or may substitute Collateral as the Pledgor deems fit, provided that the fair market value of the substituted Collateral may not be less than the aggregate principal balance of the Notes as of the date of any such substitution. Subject to the terms of this Section 11, Pledgor, as Company’s attorney-in-fact, shall be authorized to file a UCC Financing Statement Amendment (Form UCC3) with respect to each applicable Financing Statement to reflect such substitution of Collateral. Any portion of the Collateral replaced by the substituted Collateral that is held by or on behalf of Company shall be returned to the Pledgor within five (5) business days of Pledgor’s written notice of substitution, and Company shall timely execute and deliver to the Pledgor, and file and/or record, as necessary, all such documents as the Pledgor shall reasonably request to evidence such substitution of Collateral.

12.         Application of Collateral Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by Company as Collateral and all cash proceeds received by Company in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Company of its remedies as a secured creditor as provided in Section 9 shall be paid to and applied as follows:

4

12.1.          First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Company;

12.2.          Second, to the payment to Company of the amount then owing or unpaid on the Notes (to be applied first to accrued interest and second to outstanding principal); and

12.3.          Third, to the payment of the surplus, if any, to the Pledgor, its assigns, or to whosoever may be lawfully entitled to receive the same.

13.         Expenses. The Pledgor agrees to pay and reimburse Company upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Company may incur in connection with (a) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (b) the exercise or enforcement of any rights or remedies granted hereunder, under any of the Notes or otherwise available to it (whether at law, in equity or otherwise), or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

14.         Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

15.         Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

16.         Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), including without limitation the Arbitration Provisions set forth as an Exhibit to the Purchase Agreement.

17.         Waivers and Amendments.

17.1.          Non-waiver. No failure or delay on either party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

17.2.          Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Pledgor and Company. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

5

18.         Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.

19.         Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

20.         Attorneys’ Fees. Without limiting any other provision contained herein, in the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

21.         Construction and Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each party has been represented by its or its own legal counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

22.         Successor and Assigns; Assignment. The terms and provisions of this Agreement shall be binding upon, and, subject to the provisions of this Section, the benefits thereof shall insure to, the parties hereto and their respective successors and assigns; provided, however, that the rights, interests or obligations of Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of the Pledgor, which consent may be withheld at the sole discretion of the Pledgor; provided, however, that in the case of a merger, sale of substantially all of Company’s assets or other corporate reorganization, the Pledgor shall not unreasonably withhold, condition or delay such consent, and if for any reason such consent is withheld or delayed, the Company shall have a right to terminate this Agreement and release the Pledged Interests.

23.         Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

24.         Entire Agreement. This Agreement, together with the Purchase Agreement and Notes and all other Transaction Documents, constitute and contain the entire agreement between Company and the Pledgor and supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6

25.         Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

7

IN WITNESS WHEREOF, the Pledgor and Company have caused this Agreement to be duly executed and delivered by their officers thereunto, as applicable, duly authorized as of the date first written above.

PLEDGOR:

Chicago Venture Partners, L.P.

By:	Chicago Venture Management, L.L.C.,
its General Partner

By: CVM, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Notis Global, Inc.

By:	/s/ Jeffrey Goh
Printed Name:	Jeffrey Goh
Title:	President and Chief Executive Officer

[Signature Page to Membership Interest Pledge Agreement]